Exhibit 99.1

Jones Soda Co. Announces Closing of Private Placement

SEATTLE, Washington, August 6, 2026 - Jones Soda Co. (“Jones Soda” or the “Company”) (CSE: JSDA, OTCQB: JSDA) is pleased to announce that it has closed the first tranche of its previously announced Canadian non-brokered private placement (the “Offering”) of 606,530 units of the Company (each, a “Unit”) at a price of US$0.33 per Unit for aggregate gross proceeds of approximately $200,155.

Each Unit is composed of: (i) one (1) common share in the capital of the Company (each, a “Common Share”); and (ii) one-half (1/2) of one Common Share purchase warrant (each whole warrant, a “Warrant”). Each whole Warrant will entitle the holder thereof to purchase one Share (each, a “Warrant Share”) at an exercise price of US$0.45 per Warrant Share for 36 months following the completion of the Offering (the “Expiry Time”). If at any time prior to the Expiry Time, the closing trading price of the underlying Common Shares on either the OTCQB Venture Marketplace or other stock exchange or over-the-counter market in the United States where the Common Shares are then trading, exceeds US$0.47 (provided that such price shall be adjusted in the same manner as the Exercise Price as provided for in the terms of the Warrants) for a period of five consecutive trading days, the Company may deliver a notice to the holders of outstanding Warrants (an “Acceleration Event”) accelerating the Expiry Time of the Warrants to the date that is 30 calendar days following the date of such notice (the “Accelerated Exercise Time”), and if an Acceleration Event occurs, any unexercised Warrants will automatically expire at the end of the Accelerated Exercise Time.

The Company intends to use the net cash proceeds of the Offering to support growth and for general corporate purposes.

Insiders participated in $100,000 of this tranche. The CFO of the Company participated in this tranche.

The Units and the underlying securities issued pursuant to the Offering will be subject to a four-month plus one day hold period from closing of the Offering in accordance with applicable securities legislation and completion is subject to receipt of applicable regulatory approvals, including the approval of the Canadian Securities Exchange (“CSE”).

Important Notice

This press release is being issued in compliance with the disclosure requirements of the Canadian Securities Exchange and is directed solely to persons in jurisdictions in which the distribution of this information is not prohibited or restricted by law.

No securities regulatory authority has approved or disapproved of the contents of this new release.

None of the Units, nor the underlying Common Shares and Warrants that were offered and sold in the Offering were registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) at the time of the Offering, however, such Common Shares issued in the Offering and the Common Shares underlying the Warrants include registration rights. None of the securities issued in the Offering or any underlying securities may be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

This press release is intended for informational purposes and shall not constitute an offer to sell, or a solicitation of an offer to purchase, these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Jones Soda Co.

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading craft soda manufacturer. The Company markets and distributes premium craft sodas under the Jones® Soda brand. Jones’ mainstream soda line is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. The Company is headquartered in Seattle, Washington. For more information, visit www.jonessoda.com or www.myjones.com.

For further information:

Investor Contact:

HAYDEN IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com

Company Contact: Brian Meadows, Chief Financial Officer, 1-206-624-3357;

Forward-Looking Statements:

This news release contains forward-looking information and forward-looking statements within the meaning of applicable Canadian and United States securities laws (collectively, “forward-looking statements”). Forward-looking statements in this news release include, but are not limited to, statements regarding the anticipated use of the net proceeds of the Offering, including the use of such proceeds to support growth and for general corporate purposes.

Forward-looking statements are based on a number of management’s current expectations, estimates, projections, assumptions and beliefs as of the date of this news release, including, without limitation, assumptions that the Company will be able to deploy the proceeds of the Offering as currently anticipated, that the Company’s business plans and growth initiatives will proceed as expected, and that general economic, market and industry conditions will remain consistent with management’s current expectations.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks relating to the Company’s ability to execute its business and growth plans, changes in market conditions, changes in consumer demand for the Company’s products, availability of capital, general economic and business conditions, and the risk that the proceeds of the Offering may be used differently than currently anticipated as a result of changing circumstances or business opportunities.

Although the Company believes that the assumptions and expectations reflected in the forward-looking statements are reasonable as of the date hereof, there can be no assurance that such assumptions and expectations will prove to be correct. Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements contained in this news release are made as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

The CSE does not accept responsibility for the adequacy or accuracy of the content of this press release.